Exhibit 99.1

News Release	News Release

Magnum Hunter Resources Reports
Third Quarter 2013 Financial and Operating Results

2013 Production Exit Rate Estimate Reaffirmed at 23,000 - 25,000 BOEPD
Establishing 2014 Production Exit Rate Estimate Guidance of 35,000 BOEPD

Houston, TX - (Marketwire) - November 8, 2013 - Magnum Hunter Resources Corporation (NYSE: MHR) (NYSE MKT: MHR.PRC; MHR.PRD; and MHR.PRE) (the “Company” or “Magnum Hunter”) announced today financial and operating results for the three months and nine months ended September 30, 2013. The Company plans to file its Form 10-Q for the quarter ended September 30, 2013 with the Securities and Exchange Commission later today. Highlights of the Company’s financial and operating results include the following:

•	Oil and gas revenues(a) increased 80.2% to $54.0 million for the third quarter of 2013, compared with revenues of $30.0 million for the third quarter of 2012

•	Midstream and marketing revenues increased 148.0% to $12.5 million for the third quarter of 2013, compared with revenues of $5.1 million for the third quarter of 2012
•Adjusted EBITDAX(b) was $28.0 million for the third quarter of 2013
•Adjusted net loss(b) of ($0.17) per diluted share for the third quarter of 2013

•	Production(a) of 10,049 BOEPD and adjusted production(c) of 13,699 BOEPD for the third quarter of 2013

•	Current throughput on Eureka Hunter Pipeline of 126,000 MMBtu/d

(a)
Does not include revenues/production from Williston Hunter Canada, Inc. (“Williston Canada”) and Magnum Hunter Production, Inc. (“MHP”), which have been classified as discontinued operations for the nine months ended September 30, 2013

(b)	See Non-GAAP Financial Measures and Reconciliations below

(c)
Adjusted production includes 1,875 BOEPD of actual production from the discontinued operations of Williston Canada and MHP, and, on a pro forma basis, production of 1,775 BOEPD in Appalachia which has been temporarily shut-in due to third-party processing plant issues

Financial and Operating Results for the Three Months Ended September 30, 2013

Magnum Hunter reported an increase in oil and gas revenues of 80.2% to $54.0 million for the three months ended September 30, 2013, compared with $30.0 million for the three months ended September 30, 2012. The increase in oil and gas revenues resulted principally from (i) increases in our oil and natural gas production as a result of prior acquisitions and expanded drilling efforts in the Company’s unconventional resources plays this year and (ii) higher average realized commodity prices. Midstream and marketing revenues also increased to $12.5 million for the three months ended September 30, 2013, or 148.0%, from $5.1 million for the three months ended September 30, 2012. The increase was due primarily to (i) increased throughput volumes on the Eureka Hunter Pipeline System, (ii) higher utilization of gas treating and processing equipment at TransTex Hunter and (iii) increased third-party gas marketing volumes.

The Company reported a net loss of ($311.3) million attributable to common shareholders, or ($1.83) per basic and diluted common shares outstanding, for the three months ended September 30, 2013, compared with a net loss of ($42.3) million, or ($0.25) per basic and diluted common shares outstanding, for the three months ended September 30, 2012. When adjusted for a combination of non-cash and non-recurring gains on asset sales and expenses, the Company's adjusted net loss attributable to common shareholders for the three months ended September 30, 2013 was ($0.17) per basic and diluted common shares outstanding (see Non-GAAP Financial Measures and Reconciliations below).

For the three months ended September 30, 2013, Magnum Hunter's Adjusted Earnings Before Interest, Income Taxes, Depreciation, Amortization and Exploration (“Adjusted EBITDAX”) was $28.0 million, compared with $16.7 million for the three months ended September 30, 2012 (See Non-GAAP Financial Measures and Reconciliations below). The increase in Adjusted EBITDAX was due primarily to (i) an overall production increase as a result of prior acquisitions and expanded drilling operations with a greater focus on oil and liquids as a percentage of total production (54.0% oil/liquids) in the Company’s core areas of operations and (ii) higher average realized commodity prices during the period. However, natural gas production shut-ins (described below), higher lease operating expenses (“LOE”) per BOE, and higher non-recurring cash general and administrative costs (see Non-GAAP Financial Measures and Reconciliations below) per BOE partially offset these increases. The increase in LOE per BOE was primarily due to (i) higher costs in the Appalachian division due to increased liquids production which generally have higher LOE per BOE than natural gas wells and (ii) higher gas transportation reservation charges. In addition, LOE in the Williston Basin increased primarily due to increased electrification implementation and maintenance costs in the field. The completion of field electrification will ultimately reduce LOE in the future. The Company anticipates LOE in the Williston Basin to decrease over time due to increased efficiencies at the field level which continue to be implemented. General and administrative expenses increased overall during the three months ended September 30, 2013 due to additional accounting personnel and professional advisory services necessitated by the growth of the Company and its focus on remediation of previously identified internal control deficiencies.

Oil and gas production increased 38.5% for the three months ended September 30, 2013 to 925 thousand barrels of oil equivalent ("MBoe") or 10,049 barrels of oil equivalent per day (“Boepd”) (54.0% oil/liquids), compared with production of 668 MBoe or 7,257 Boepd for the three months ended September 30, 2012. The increase in production was attributable primarily to the Company’s expanded drilling program in its core areas of operations. In addition, the Company’s oil/liquids production mix increased to 54.0% of overall production in the third quarter of 2013, compared to 42.0% in the third quarter of 2012. This change is a result of the shift in our capital expenditure program towards more of an oil and liquids rich development program. For the three months ended September 30, 2013, adjusted production, which includes actual production from continuing operations, actual production from discontinued operations of 1,875 Boepd and production shut-ins of 1,775 Boepd as described below, increased 88.8% to 13,699 Boepd(c).

In the third quarter of 2013, the Company’s production was adversely impacted by production shut-ins in the Appalachian division primarily due to a complete shut-down of gas processing facilities near Mobley, West Virginia owned by MarkWest Energy Partners, L.P. (“MarkWest”), resulting from a break in a MarkWest natural gas liquids pipeline caused by a landslide in northern Wetzel County, West Virginia. These production shut-ins were largely natural gas and NGLs, thus the impact on the Company’s cash flow was less than any reduction in the Company’s oil volumes. All processing plant issues affecting the production of the Company’s Marcellus Shale natural gas were resolved in mid-October 2013, and all such natural gas production is now flowing through the Eureka Hunter Pipeline System for processing at MarkWest’s Mobley processing facilities.

Financial and Operating Results for the Nine Months Ended September 30, 2013

Magnum Hunter reported an increase in oil and gas revenues of 76.0% to $138.2 million for the nine months ended September 30, 2013, compared with $78.5 million for the nine months ended September 30, 2012. The increase in oil and gas revenues resulted principally from increases in our oil and natural gas production as a result of (i) acquisitions and expanded drilling operations in the Company’s unconventional resources plays throughout 2013 and (ii) higher average realized commodity prices during the period. Midstream and marketing revenues increased to $42.4 million for the nine months ended September 30, 2013, or 307.1%, from $10.4 million for the nine months ended September 30, 2012. The increase was primarily due to (i) increased throughput volumes of the Eureka Hunter Pipeline System, (ii) higher utilization of gas treating and processing equipment at TransTex Hunter and (iii) increased third-party gas marketing volumes.

The Company reported a net loss of ($217.7) million attributable to common shareholders, or ($1.28) per basic and diluted common shares outstanding, for the nine months ended September 30, 2013, compared with a net loss of ($80.2) million, or ($0.54) per basic and diluted common shares outstanding, for the nine months ended September 30, 2012. When adjusted for non-cash and non-recurring gains on asset sales and expenses, the Company's adjusted net loss attributable to common shareholders for the nine months ended September 30, 2013 was ($0.52) per basic and diluted common shares outstanding (see Non-GAAP Financial Measures and Reconciliations below).

For the nine months ended September 30, 2013, Magnum Hunter's Adjusted EBITDAX was $73.2 million, compared with $52.1 million for the nine months ended September 30, 2012 (See Non-GAAP Financial Measures and Reconciliations below). The increase in Adjusted EBITDAX was primarily due to (i) an overall production increase as a result of prior acquisitions and expanded drilling operations with a greater focus on oil and liquids as a percentage of total production (48.0% oil/liquids) in the Company’s core areas of operations and (ii) higher average realized commodity prices during the period. However, natural gas production shut-ins (as discussed above), higher LOE costs per BOE, and higher non-recurring cash general and administrative costs (see Non-GAAP Financial Measures and Reconciliations below) per BOE partially offset the increase. The increase in LOE per BOE was primarily due to (i) higher costs in the Appalachian division due to increased liquids production which generally have higher LOE per BOE than natural gas wells and (ii) higher gas transportation reservation charges. In addition, LOE in the Williston Basin increased primarily due to increased electrification implementation and maintenance costs in the field. The Company anticipates LOE in the Williston Basin to decrease over time due to increased efficiencies at the field level which continue to be implemented. General and administrative expenses increased overall during the nine months ended September 30, 2013 due to additional accounting personnel and professional advisory services necessitated by the growth of the Company and its focus on remediation of previously identified internal control deficiencies.

Oil and gas production increased 21.0% for the nine months ended September 30, 2013 to 2.554 million barrels of oil equivalent (“MMBoe”) or 9,355 Boepd (48.0% oil/liquids), compared with 2.110 million barrels of oil equivalent or 7,702 Boepd for the nine months ended September 30, 2012. The increase in production was attributable primarily to the Company’s expanded drilling program in its core areas of operations. In addition, the Company’s oil/liquids production mix increased to 48.0% of overall production for the nine months ended September 30, 2013, compared with 32.0% for the nine months ended September 30, 2012. For the nine months ended September 30, 2013, adjusted production, which includes actual production from continuing operations, production from discontinued operations of 3,288 Boepd and production shut-ins of 2,251 Boepd as described above, increased 93.4% to 14,894 Boepd for the nine months ended September 30, 2013.

Capital Expenditures and Liquidity

Magnum Hunter's total upstream and midstream capital expenditures, excluding acquisitions, were $116.3 million for the three months ended September 30, 2013. Total upstream capital expenditures for the three months ended September 30, 2013 were $98.1 million, consisting of $55.5 million for the Williston Basin, $36.2 million for the Appalachian region and $6.3 million for the South Texas region. Total midstream capital expenditures for such period were $18.2 million. For the nine months ended September 30, 2013, total upstream capital expenditures were $272.3 million, consisting of $112.1 million for the Williston Basin, $79.4 million for the Appalachian region and $33.5 million for the South Texas region. Total midstream capital expenditures for such period were $47.3 million.

Magnum Hunter believes that, as a result of the Company’s internally generated cash flows, availability under its Senior Revolving Credit Facility and additional liquidity sources, it has sufficient liquidity to fund the remainder of its fiscal 2013 upstream capital budget. As of September 30, 2013, the Company had total liquidity of approximately $204.0 million, comprised of approximately $55.3 million of cash and $148.7 million of borrowing availability under its Senior Revolving Credit Facility. In order to enhance its liquidity and further reduce leverage, the Company is actively negotiating an additional $200 million (estimated) of non-core asset sales, which the Company is endeavoring to close near the end of the year. Additionally, the Company has classified MHP as a discontinued operation for the nine months ended September 30, 2013, and intends to divest these assets sometime in the first quarter of 2014.

Operations

For the quarter ended September 30, 2013, the Company commenced the drilling of or participated in a total of 28.0 gross wells, of which 9.0 were operated by the Company. The Company had a 100% success rate on the 29.0 wells that were completed in the third quarter of 2013.

The table below summarizes the Company’s gross drilling activities by area for the third quarter of 2013:

	Third Quarter 2013
	Total Drilled Wells	Operated Wells	Completed Wells	Awaiting Frac

Marcellus Shale	14	6	6	10
Utica Shale	1	1	—	—
Williston Basin	13	2	23	12
Total	28	9	29	22

Currently, the Company is running five drilling rigs (three operated and two non-operated drilling rigs); two rigs (two operated) are drilling wells in the Marcellus and Utica Shales; and three rigs (one operated and two non-operated) are drilling wells in the Williston Basin/Bakken Shale.

Marcellus Shale

During the third quarter of 2013, the Company drilled 14 gross (9.5 net) wells in the Marcellus Shale. In the Company operated areas, the Company drilled six gross (5.5 net) wells, and in the Company non-operated Wetzel County, West Virginia 50/50 joint venture with Stone Energy, eight gross (four net) wells were drilled. The Company anticipates that these wells will be connected to the Eureka Hunter Pipeline System over the next 30-45 days and production therefrom will begin flowing to sales shortly thereafter. The Company’s net production in the third quarter of 2013 attributable to Triad Hunter’s operations was approximately 35,800 Mcfepd, a 25% increase over the third quarter of 2012.

Utica Shale

During the third quarter of 2013, the Company commenced drilling of one gross (0.5 net) well in the Utica Shale on the Stalder pad in Monroe County, Ohio. This well is currently being drilled as part of the Company’s 50/50 joint venture with Eclipse Resources, with Magnum Hunter designated as the operator. The Company anticipates this well will reach TVD over the next several days, and then the Company intends to plug back the well and drill an approximate 5,600’ lateral.

Additionally, the Company has completed the fracture stimulation of the Farley well, which is its first Utica Shale well in Washington County, Ohio. As a result of the controlled blowout that the Company experienced during the drilling process, the Company was only able to fracture stimulate 10 of 26 planned stages, primarily due to poor cement isolation behind the production casing. Following the completion of the fracture stimulation, the Company began flow testing the well the week of October 28, 2013 with approximately one-third of the horizontal section open. The well tested at 3.0 MMcfepd. The aforementioned rate assumes full ethane rejection. The Company intends to commence the drilling of a second well on the Farley pad within the next 10 days.

Williston Basin

During the third quarter of 2013, the Company drilled 13 gross (5.1 net) wells in the Three Forks Sanish/Bakken formations in North Dakota. In the Company operated areas, the Company drilled two gross (1.8 net) wells, and in the Company non-operated areas, 11 gross (3.3 net) wells were drilled. During the third quarter, (i) a total of 11 two-mile wells were completed in the Middle Bakken formation, with an IP 24-hour rate of 768 Boepd and an IP 30-day rate of 474 Boepd, and (ii) a total of 12 two-mile wells were completed in the Three Forks Sanish formation with an IP 24-hour rate of 640 Boepd and an IP 30-day rate of 435 Boepd. At the end of the third quarter of 2013, 12 gross (4.5 net) Company wells were drilling or waiting on fracture stimulation in North Dakota.

Eureka Hunter Pipeline

In the third quarter of 2013, Eureka Hunter Pipeline’s focus has been on expansion efforts in Monroe County, Ohio. Eureka Hunter Pipeline has acquired and cleared in excess of 20 miles of right-of-way in southeastern Ohio and has initiated pipeline construction in this region. Eureka Hunter Pipeline anticipates production from Monroe County wells along its 11-mile long Tippens lateral to begin flowing into this new Tippens gathering system segment before year-end 2013; and production from Monroe County wells along its eight-mile long Ormet lateral to begin flowing into this new Ormet gathering system segment toward the end of 2013 or early 2014 depending on any weather delays. Eureka Hunter Pipeline plans additional pipeline expansion in Ohio throughout 2014.

During the third quarter of 2013, Eureka Hunter Pipeline also set its third compressor at its Carbide central facilities site located in Wetzel County, West Virginia to assist with low pressure gathering and to help manage ongoing mainline pigging operations. Current daily throughput on Eureka Hunter Pipeline is averaging more than 100,000 MMBtu per day, and Eureka Hunter Pipeline anticipates the connection of significant new gas supplies from new wells during the fourth quarter of 2013 and first quarter of 2014.

Management Comments

Mr. Gary C. Evans, Chairman of the Board and Chief Executive Officer of Magnum Hunter Resources, commented, “By accelerating our non-core asset sales and focusing the Company on our three core unconventional shale plays, we are positioning Magnum Hunter for exception growth in the future. While this was a “noisy” quarter with a combination of asset write-downs and the acceleration of discontinued operations associated with contemplated property divestitures, we are cleaning up the Company and repositioning for a much more laser focused entity. Our industry competitors have significantly de-risked our large leasehold acreage position in the Utica Shale Play over the last 90 days. This has occurred through the drilling of exceptional new wells located to the north, northwest, and southwest of our holdings. While our first Utica well drilled on the Farley pad (10 locations) in northern Washington County, Ohio is not a true test of this area with only 30% of the horizontal section open and producing, we are encouraged enough from the production characteristics witnessed to not only accelerate our leasing activity in this area but also move another drilling rig in for spudding a second well next week. On our Stalder pad (18 locations) in Monroe County, Ohio is our second Utica test which is on schedule to be completed prior to year-end. We will then begin drilling our first Utica test in Tyler County, West Virginia in the first quarter of 2014. With 21 new Williston Basin wells coming on stream prior to year-end and 15 new Marcellus wells located in West Virginia on schedule for production sales in December, we are setup for a substantial production boost prior to January. While our board of directors has not yet approved our capital expenditure budget for fiscal 2014, management is confident in providing a target exit rate on daily production for the Company of 35,000 Boepd by the end of next year.”

Non-GAAP Financial Measures

This release contains certain financial measures that are non-GAAP measures. We have provided reconciliations within this release of the non-GAAP financial measures to the most directly comparable GAAP financial measures. These non-GAAP financial measures should be considered in addition to, but not as a substitute for, measures for financial performance prepared in accordance with GAAP that are presented in this release.

Magnum Hunter defines adjusted income (loss) as reported net income (loss) attributable to common shareholders, plus non-recurring and non-cash items which include (1) exploration, (2) impairment of proved oil and gas properties, (3) non-cash stock compensation expense, (4) non-cash 401k matching expense, (5) non-recurring transaction and other expense, (6) unrealized (gain) loss on investments, (7) interest expense - fees, (8) unrealized (gain) loss on derivatives, (9) (gain) loss on sale of assets, (10) income tax expense (benefit), (11) (gain) loss from sale of discontinued operations and (12) income from discontinued operations.

Magnum Hunter defines Adjusted EBITDAX as net income (loss) from continuing operations before (1) net interest expense, (2) (gain) loss on sale of assets, (3) depletion, depreciation, amortization and accretion, (4) impairment of proved oil and gas properties, (5) exploration, (6) non-cash stock compensation expense, (7) non-cash 401k matching expense, (8) non-recurring transaction and other expense, (9) unrealized (gain) loss on investments, (10) income tax (benefit) and (11) unrealized (gain) loss on derivatives. Adjusted EBITDAX is not a measure of net income or cash flows as determined by GAAP.

Magnum Hunter defines recurring cash G&A as total general and administrative expenses before (1) non-cash stock compensation and (2) transaction and other non-recurring expense.

Management believes these non-GAAP financial measures facilitate evaluation of the Company’s business on a “normalized” or recurring basis and without giving effect to certain non-cash expenses and other items, thereby providing management, investors and analysts with comparative information for evaluating the Company in relation to other oil and gas companies providing corresponding non-GAAP financial measures. These non-GAAP financial measures should be considered in addition to, but not as a substitute for, measures for financial performance prepared in accordance with GAAP, and that the reconciliations to the closest corresponding GAAP measure should be reviewed carefully.

About Magnum Hunter Resources Corporation

Magnum Hunter Resources Corporation and subsidiaries are a Houston, Texas based independent exploration and production company engaged in the acquisition, development and production of crude oil, natural gas and natural gas liquids, primarily in the states of West Virginia, Ohio, North Dakota and Texas. The Company is presently active in three of the most prolific unconventional shale resource plays in North America, namely the Marcellus Shale, Utica Shale and Williston Basin/Bakken Shale.

Availability of Information on the Company’s Website

Magnum Hunter is providing a reminder that it makes available on its website (at www.magnumhunterresources.com) a variety of information for investors, analysts and the media, including the following:

•
annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and any amendments to those reports as soon as reasonably practicable after the material is electronically filed with or furnished to the Securities and Exchange Commission;

•	the most recent version of the Company’s Investor Presentation slide deck;

•
announcements of conference calls, webcasts, investor conferences, speeches and other events at which Company executives may discuss the Company and its business and archives or transcripts of such events;

•	press releases regarding annual and quarterly earnings, operational developments, legal developments and other matters; and

•	corporate governance information, including the Company’s corporate governance guidelines, committee charters, code of conduct and other governance-related matters.

Magnum Hunter’s goal is to maintain its website as the authoritative portal through which visitors can easily access current information about the Company.  Over time, the Company intends for its website to become a primary channel for public dissemination of important information about the Company.  Investors, analysts, media and other interested persons are encouraged to visit the Company’s website frequently.

Certain information included on the Company’s website constitutes forward-looking statements and is subject to the qualifications under the heading “Forward-Looking Statements” below and in the Company’s Investor Presentation slide deck.

Forward-Looking Statements

This press release includes “forward-looking statements.” All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Actual results could vary significantly from those expressed or implied in such statements and are subject to a number of risks and uncertainties. Although Magnum Hunter believes that the expectations reflected in the forward-looking statements are reasonable, Magnum Hunter can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect operations, financial performance, and other factors as discussed in filings made by Magnum Hunter with the Securities and Exchange Commission (SEC). Among the factors that could cause results to differ materially are those risks discussed in the periodic reports filed by Magnum Hunter with the SEC, including Magnum Hunter’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and its Quarterly Reports on Form 10-Q for the fiscal quarters ended after such fiscal year. You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading “Risk Factors.” Forward-looking statements speak only as of the date of the document in which they are contained, and Magnum Hunter does not undertake any duty to update any forward-looking statements except as may be required by law.

Results of Operations

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Oil and natural gas revenue and production
Revenues (in thousands, U.S. Dollars)
Oil	$39,119	$21,319	$97,813	$51,416
Natural gas	9,805	8,389	31,068	26,743
NGL	5,094	275	9,361	373
Total oil and natural gas sales	$54,018	$29,983	$138,242	$78,532

Production
Oil (MBbl)	393	269	1,079	633
Natural gas (MMcf)	2,567	2,328	7,651	8,788
NGL (MBoe)	103	10	199	13
Total (MBoe)	925	668	2,554	2,110
Boe/d	10,049	7,257	9,355	7,702

Average prices (U.S. Dollars)
Oil (per Bbl)	$99.54	$79.57	$90.65	$81.23
Natural gas (per Mcf)	$3.82	$3.60	$4.06	$3.04
NGL (per Boe)	$49.46	$26.68	$47.04	$29.68
Total average price (per Boe)	$58.40	$44.88	$54.13	$37.22

Costs and expenses (per Boe)
Lease operating expense	$16.37	$9.13	$14.89	$8.67
Severance tax and marketing	$5.91	$3.79	$4.82	$3.14
Exploration expense	$43.38	$4.94	$28.74	$8.60
Impairment of proved oil and gas property	$—	$—	$3.90	$—
General and administrative expense (1)	$24.02	$18.30	$22.93	$18.12
Depletion, depreciation and accretion	$30.59	$22.67	$28.17	$20.00

Other segments (in thousands)
Midstream and marketing operations segment revenue	$12,545	$5,058	$42,415	$10,418
Midstream and marketing operations segment expense	$8,985	$2,288	$35,830	$4,379
Oilfield services segment revenue	$6,423	$1,504	$13,728	$6,118
Oilfield services segment expense	$4,527	$3,366	$11,928	$6,933

MAGNUM HUNTER RESOURCES CORPORATION
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	September 30, 2013	December 31, 2012
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$55,283	$57,623
Restricted cash	—	1,500
Accounts receivable, net of allowance for doubtful accounts of $315 and $448 as of September 30, 2013 and December 31, 2012, respectively	73,486	124,861
Derivative assets	1,079	5,146
Inventory	11,957	9,162
Investments	2,237	3,278
Prepaid expenses and other assets	4,732	2,249
Assets held for sale	10,380	500
Total current assets	159,154	204,319

PROPERTY, PLANT AND EQUIPMENT
Oil and natural gas properties, successful efforts method of accounting	1,347,147	1,908,118
Accumulated depletion, depreciation, and accretion	(133,993)	(185,615)
Total oil and natural gas properties, net	1,213,154	1,722,503
Gas transportation, gathering and processing equipment and other, net	258,797	201,910
Total property, plant and equipment, net	1,471,951	1,924,413

OTHER ASSETS
Deferred financing costs, net of amortization of $3,661and $8,024 as of September 30, 2013 and December 31, 2012, respectively	21,169	23,862
Derivative assets, long-term	392	—
Intangible assets, net	7,048	8,981
Goodwill	30,602	30,602
Assets held for sale	193,255	—
Other assets	2,245	6,455
Total assets	$1,885,816	$2,198,632

MAGNUM HUNTER RESOURCES CORPORATION
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	September 30, 2013	December 31, 2012
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Current portion of notes payable	$4,144	$3,991
Accounts payable	148,754	196,515
Accrued liabilities	57,898	11,212
Revenue payable	12,728	20,394
Derivative liabilities	5,913	3,501
Liabilities associated with assets held for sale	16,139	—
Other liabilities	7,336	8,043
Total current liabilities	252,912	243,656

NONCURRENT LIABILITIES
Long-term debt	749,131	886,769
Asset retirement obligations	19,902	28,322
Deferred tax liabilities	32,858	74,258
Derivative liabilities, long-term	75,997	47,524
Other long-term liabilities	2,450	5,573
Long-term liabilities associated with assets held for sale	14,601	—
Total liabilities	1,147,851	1,286,102

COMMITMENTS AND CONTINGENCIES (Note 13)

REDEEMABLE PREFERRED STOCK
Series C Cumulative Perpetual Preferred Stock ("Series C Preferred Stock"), cumulative dividend rate 10.25% per annum, 4,000,000 authorized, 4,000,000 issued and outstanding as of September 30, 2013 and December 31, 2012, respectively, with liquidation preference of $25.00 per share	100,000	100,000
Series A Convertible Preferred Units of Eureka Hunter Holdings, LLC, cumulative distribution rate of 8.0% per annum, 9,391,227 and 7,672,892 issued and outstanding as of September 30, 2013 and December 31, 2012, respectively, with liquidation preference of $190,766 and $167,403 as of September 30, 2013 and December 31, 2012, respectively	128,871	100,878
	228,871	200,878
SHAREHOLDERS’ EQUITY
Preferred Stock of Magnum Hunter Resources Corporation, 10,000,000 shares, including authorized shares of Series C Preferred Stock
Series D Cumulative Preferred Stock ("Series D Preferred Stock"), cumulative dividend rate 8.0% per annum, 5,750,000 authorized, 4,424,889 and 4,208,821 issued and outstanding as of September 30, 2013 and December 31, 2012, respectively, with liquidation preference of $50.00 per share	221,244	210,441
Series E Cumulative Convertible Preferred Stock ("Series E Preferred Stock"), cumulative dividend rate 8.0% per annum, 12,000 authorized, 3,803 and 3,775 issued and 3,722 and 3,705 outstanding as of September 30, 2013 and December 31, 2012, respectively, with liquidation preference of $25,000 per share	95,069	94,371
Common stock, $0.01 par value per share, 350,000,000 and 250,000,000 shares authorized, and 171,602,272 and 170,032,999 issued, and 170,687,320 and 169,118,047 outstanding as of September 30, 2013 and December 31, 2012, respectively	1,716	1,700
Exchangeable common stock, par value $0.01 per share, none and 505,835 issued and outstanding as of September 30, 2013 and December 31, 2012, respectively	—	5
Additional paid in capital	728,551	715,033
Accumulated deficit	(525,157)	(307,484)
Accumulated other comprehensive loss	(16,910)	(8,889)
Treasury Stock, at cost:
Series E Preferred Stock, 81 and 70 shares as of September 30, 2013 and December 31, 2012, respectively	(2,030)	(1,750)
Common stock, 914,952 shares as of September 30, 2013 and December 31, 2012	(1,914)	(1,914)
Total Magnum Hunter Resources Corporation shareholders’ equity	500,569	701,513
Non-controlling interest	8,525	10,139
Total shareholders’ equity	509,094	711,652
Total liabilities and shareholders’ equity	$1,885,816	$2,198,632

MAGNUM HUNTER RESOURCES CORPORATION
UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS
(In thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
REVENUES AND OTHER
Oil and natural gas sales	$54,018	$29,983	$138,242	$78,532
Natural gas transportation, gathering, processing, and marketing	12,545	5,058	42,415	10,418
Oilfield services	6,423	1,504	13,728	6,118
Other revenue	46	(164)	789	(144)
Total revenue	73,032	36,381	195,174	94,924
OPERATING EXPENSES
Lease operating expenses	15,145	6,100	38,027	18,291
Severance taxes and marketing	5,465	2,530	12,313	6,618
Exploration	40,123	3,299	73,402	18,143
Impairment of proved oil and gas properties	—	—	9,968	—
Natural gas transportation, gathering, processing, and marketing	8,985	2,288	35,830	4,379
Oilfield services	4,527	3,366	11,928	6,933
Depletion, depreciation, amortization and accretion	28,293	15,146	71,956	42,199
Loss on sale of assets, net	40,952	328	42,116	528
General and administrative	22,218	12,222	58,559	38,226
Total operating expenses	165,708	45,279	354,099	135,317

OPERATING LOSS	(92,676)	(8,898)	(158,925)	(40,393)

OTHER INCOME (EXPENSE)
Interest income	34	132	172	216
Interest expense	(15,689)	(14,405)	(53,203)	(40,595)
Gain (loss) on derivative contracts, net	(29,553)	(10,151)	(30,644)	9,056
Other income	8,540	27	7,860	90
Total other expense, net	(36,668)	(24,397)	(75,815)	(31,233)
LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAX	(129,344)	(33,295)	(234,740)	(71,626)
Income tax benefit	(3,255)	1,983	40,944	9,143
LOSS FROM CONTINUING OPERATIONS, NET OF TAX	(132,599)	(31,312)	(193,796)	(62,483)
Income (loss) from discontinued operations, net of tax	(80,554)	(1,102)	(71,455)	2,832
Gain (loss) on disposal of discontinued operations, net of tax	(84,454)	—	87,998	2,224
NET LOSS	(297,607)	(32,414)	(177,253)	(57,427)
Net income (loss) attributed to non-controlling interests	725	(49)	1,614	(71)
LOSS ATTRIBUTABLE TO MAGNUM HUNTER RESOURCES CORPORATION	(296,882)	(32,463)	(175,639)	(57,498)
Dividends on preferred stock	(14,417)	(9,820)	(42,034)	(22,680)
NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(311,299)	$(42,283)	$(217,673)	$(80,178)
Weighted average number of common shares outstanding, basic and diluted	169,953,997	168,897,700	169,752,042	151,225,832
Loss from continuing operations per share, basic and diluted	$(0.86)	$(0.24)	$(1.38)	$(0.56)
Income (loss) from discontinued operations per share, basic and diluted	(0.97)	(0.01)	0.10	0.03
NET LOSS PER COMMON SHARE, BASIC AND DILUTED	$(1.83)	$(0.25)	$(1.28)	$(0.53)

AMOUNTS ATTRIBUTABLE TO MAGNUM HUNTER RESOURCES CORPORATION
Loss from continuing operations, net of tax	$(131,874)	$(31,361)	$(192,182)	$(62,554)
Income (loss) from discontinued operations, net of tax	(165,008)	(1,102)	16,543	5,056
Net loss	$(296,882)	$(32,463)	$(175,639)	$(57,498)

MAGNUM HUNTER RESOURCES CORPORATION
UNAUDITED CONSOLIDATED STATEMENT OF CASH FLOWS
(In thousands, except share and per share data)

	Nine Months Ended September 30,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(177,253)	$(57,427)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depletion, depreciation, amortization and accretion	107,624	90,462
Exploration	91,533	25,564
Impairment of proved oil and gas properties	88,504	—
Impairment of other operating assets	263	—
Share based compensation	11,834	14,758
Cash paid for plugging wells	(14)	(101)
Gain on sale of assets	(50,063)	(2,900)
Unrealized (gain) loss on derivative contracts	23,757	(1,094)
Unrealized loss on investments	1,043	301
Amortization and write-off of deferred financing costs and discount on Senior Notes included in interest expense	3,660	10,725
Deferred tax benefit	(54,465)	(5,748)
Changes in operating assets and liabilities:
Accounts receivable, net	(703)	(36,984)
Inventory	77	(5,283)
Prepaid expenses and other current assets	(3,095)	(1,219)
Accounts payable	23,303	(4,592)
Revenue payable	(3,027)	8,795
Accrued liabilities	16,219	11,562
Net cash provided by operating activities	79,197	46,819
CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures and advances	(418,245)	(360,498)
Cash paid in acquisitions	—	(433,865)
Change in restricted cash	1,500	—
Change in deposits and other long-term assets	571	(147)
Proceeds from sales of assets	460,997	823
Net cash provided by (used in) investing activities	44,823	(793,687)
CASH FLOWS FROM FINANCINGS ACTIVITIES
Net proceeds from sale of common shares	—	148,329
Net proceeds from sale of preferred shares	10,181	119,469
Equity issuance costs	(109)	—
Proceeds from sale of Series A convertible preferred units in Eureka Hunter Holdings, LLC	27,440	128,251
Proceeds from exercise of warrants and options	1,932	1,336
Preferred stock dividend	(29,911)	(17,536)
Repayments of debt	(379,504)	(481,557)
Proceeds from borrowings on debt	245,991	430,977
Proceeds from issuance of Senior Notes	—	443,971
Deferred financing costs	(1,184)	(19,414)
Change in other long-term liabilities	(1,103)	335
Net cash provided by (used in) financing activities	(126,267)	754,161
Effect of changes in exchange rate on cash	(93)	(146)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(2,340)	7,147
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	57,623	14,851
CASH AND CASH EQUIVALENTS, END OF PERIOD	$55,283	$21,998

Reconciliations

Adjusted Loss per Common Share Reconciliation	Three Months Ended		Nine Months Ended
	September 30,		September 30,
($ in thousands)	2013	2012	2013	2012

Net income (loss) attributable to common shareholders - reported	$(311,299)	$(42,283)	$(217,673)	$(80,178)

Non-recurring and non-cash items:
Exploration	$40,123	$3,299	$73,402	$18,143
Impairment of proved oil and gas properties	—	—	$9,968	—
Non-cash: stock compensation expense	$3,135	$2,219	$11,834	$14,758
Non-cash: 401k matching expense	$1,308	$872	$1,558	$872
Non-recurring transaction and other expense	$5,012	$1,755	$19,287	$7,689
Unrealized (gain) loss on investments	$(109)	$(305)	$1,043	$301
Interest expense - fees	$1,111	$639	$3,661	$10,725
Unrealized (gain) loss on derivatives	$22,971	$12,375	$23,757	$(1,094)
(Gain) loss on sale of assets	$40,952	$328	$42,116	$528
Income tax (benefit)	$5,030	$(1,983)	$(40,944)	$(9,143)
(Gain) loss from sale of discontinued operations	$84,454	—	$(87,998)	$(2,224)
Income from discontinued operations	$78,779	$1,102	$71,455	$(2,832)

Total non-recurring and non-cash items	$282,766	$20,301	$129,139	$37,723

Net income (loss) attributable to common shareholders - recurring	$(28,533)	$(21,982)	$(88,534)	$(42,455)

Net income (loss) attributable to common shareholders - recurring	$(0.17)	$(0.13)	$(0.52)	$(0.28)

Weighted Average Shares	169,953,997	168,897,700	169,752,042	151,225,832

Adjusted EBITDAX Reconciliation
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
($ in thousands)	2013	2012	2013	2012

Net income (loss) from continuing operations	$(134,374)	$(31,312)	$(193,796)	$(62,483)
Net Interest expense	$15,655	$14,273	$53,031	$40,379
(Gain) loss on sale of assets	$40,952	$328	$42,116	$528
Depletion, depreciation, amortization and accretion	$28,293	$15,146	$71,956	$42,199
Impairment of proved oil and gas properties	—	—	$9,968	—
Exploration	$40,123	$3,299	$73,402	$18,143
Non-cash stock compensation expense	$3,135	$2,219	$11,834	$14,758
Non-cash 401k matching expense	$1,308	$872	$1,558	$872
Non-recurring transaction and other expense	$5,012	$1,755	$19,287	$7,689
Unrealized (gain) loss on investments	$(109)	$(305)	$1,043	$301
Income tax (benefit)	$5,030	$(1,983)	$(40,944)	$(9,143)
Unrealized (gain) loss on derivatives	$22,972	$12,375	$23,757	$(1,094)
Total Adjusted EBITDAX	$27,997	$16,667	$73,212	$52,149

Recurring Cash G&A Reconciliation
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
($ in thousands)	2013	2012	2013	2012

Total G&A	$22,218	$12,222	$58,559	$38,226

Adjustments:
Non-cash stock compensation	$3,135	$2,219	$11,834	$14,758
Acquisition and other non-recurring expense	$6,403	$1,950	$18,795	$6,435
Recurring Cash G&A	$12,679	$8,053	$27,929	$17,033

Recurring Cash G&A Per BOE	$13.71	$12.06	$10.95	$8.07

Contact:
Chris Benton
AVP, Finance and Capital Markets
ir@magnumhunterresources.com
(832) 203-4539